Exhibit 5.1


                               January 12, 1995




Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, CA 92668

Re:  Registration Statement on Form S-3

Gentlemen:

         You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 649,523 shares of Class A Common Stock (the "Common Stock") of Bergen Brunswig Corporation (the "Company") to be offered by the former stockholders of Biddle & Crowther Company (the "Stockholders"). The Common Stock is to be offered pursuant to a registration statement on Form S-3 (the "Registration Statement").

         We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to use as certified or photostated copies.

         Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock to be offered by the Stockholders and covered by the Registration Statement have been legally issued by the Company and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to all references to this firm contained in the Registration Statement.

                                              Very truly yours,

                                              LOWENSTEIN, SANDLER, KOHL,
                                              FISHER & BOYLAN, P.C.


                                              By:  /s/ Richard M. Sandler
                                                 -------------------------------
                                                   Richard M. Sandler